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                                 Exhibit 23.3


                           COOPERS & LYBRAND L.L.P.

                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of SL Industries, Inc. on this Form S-8 Registration Statement of our report dated September 20, 1993, on our audit of the consolidated financial statements and financial statement schedules of SL Industries, Inc. as of July 31, 1993 and for the years ended July 31, 1993 and 1992, which report is included in the 1994 Annual Report on Form 10-K.





/Coopers & Lybrand LLP     /
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2400 Eleven Penn Center
Philadelphia, PA
October 20, 1995